Exhibit 99.h(4)

MEMORANDUM OF AGREEMENT
(Advisory Fee Waivers)

This Memorandum of Agreement is entered into as of the effective date on the attached Exhibit (the “Exhibit”), between AIM Equity Funds, AIM Funds Group, AIM Investment Funds, AIM Sector Funds, AIM Stock Funds, AIM Treasurer’s Series Trust and AIM Variable Insurance Funds (each a “Trust” or, collectively, the “Trusts”), on behalf of the funds listed on the Exhibit to this Memorandum of Agreement (the “Funds”), and A I M Advisors, Inc. (“AIM”).  This Memorandum of Agreement restates the following:  (i) Amended and Restated Memorandum of Agreement dated July 1, 2006, between AIM Counselor Series Trust, AIM Equity Funds, AIM Funds Group, AIM Growth Series, AIM International Mutual Funds, AIM Investment Funds, AIM Investment Securities Funds, AIM Sector Funds, AIM Special Opportunities Funds, AIM Stock Funds, AIM Summit Fund, AIM Treasurer’s Series Trust, AIM Variable Insurance Funds and AIM; (ii) Memorandum of Agreement as of the effective dates indicated on the Exhibit between AIM Counselor Series Trust, AIM Special Opportunities Fund and AIM; and (iii) Memorandum of Agreement as of the effective dates indicated on the Exhibit between AIM Funds Group, AIM International Mutual Funds, AIM Treasurer’s Series Trust, AIM Variable Insurance Funds and AIM.  AIM shall and hereby agrees to waive fees of the Funds, on behalf of their respective classes as applicable, severally and not jointly, as indicated in the Exhibit.

For and in consideration of the mutual terms and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trusts and AIM agree that until at least the expiration date set forth on the Exhibit (the “Expiration Date”) and with respect to those Funds listed on the Exhibit,  AIM will waive its advisory fees at the rate set forth on the Exhibit.

The Boards of Trustees and AIM may terminate or modify this Memorandum of Agreement prior to the Expiration Date only by mutual written consent.  AIM will not have any right to reimbursement of any amount so waived or reimbursed.

Subject to the foregoing paragraphs, each of the Trusts and AIM agree to review the then-current waivers for each class of the Funds listed on the Exhibit on a date prior to the Expiration Date to determine whether such waivers should be amended, continued or terminated.  The waivers will expire upon the Expiration Date unless the Trusts and AIM have agreed to continue them.  The Exhibit will be amended to reflect any such agreement.

It is expressly agreed that the obligations of the Trusts hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trusts personally, but shall only bind the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.  The execution and delivery of this Memorandum of Agreement have been authorized by the Trustees of each Trust, and this Memorandum of Agreement has been executed and delivered by an authorized officer of each Trust acting as such; neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Funds, as provided in each Trust’s Agreement and Declaration of Trust.

IN WITNESS WHEREOF, each of the Trusts and AIM have entered into this Memorandum of Agreement as of the Effective Date on the attached Exhibit.

AIM EQUITY FUNDS
AIM FUNDS GROUP
AIM INVESTMENT FUNDS
AIM SECTOR FUNDS
AIM STOCK FUNDS
AIM TREASURER’S SERIES TRUST
AIM VARIABLE INSURANCE FUNDS
on behalf of the Funds listed in the Exhibit
to this Memorandum of Agreement

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

A I M ADVISORS, INC.

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

Exhibit to Advisory Fee MOA

AIM Equity Funds	Waiver Description	Effective Date	Expiration Date
AIM Charter Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	12/31/2012
0.75% of the first $150M 0.615% of the next $4.85B 0.57% of the next $2.5B 0.545% of the next $2.5B 0.52% of the excess over $10B

AIM Constellation Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	3/27/2005	12/31/2012
0.695% of the first $250M 0.615% of the next $4B 0.595% of the next $750M 0.57% of the next $2.5B 0.545% of the next $2.5B 0.52% of the excess over $10B

AIM Funds Group	Waiver Description	Effective Date	Expiration Date
AIM Basic Balanced Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	12/31/2012

0.62% of the first $250M
0.605% of the next $250M
0.59% of the next $500M
0.575% of the next $1.5B
0.56% of the next $2.5B
0.545% of the next $2.5B
0.53% of the next $2.5B
0.515% of the excess over $10B

AIM Investment Funds	Waiver Description	Effective Date	Expiration Date
AIM Global Health Care Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	12/31/2009
0.75% of the first $250M 0.74% of the next $250M 0.73% of the next $500M 0.72% of the next $1.5B 0.71% of the next $2.5B 0.70% of the next $2.5B 0.69% of the next $2.5B 0.68% of the excess over $10B

AIM Sector Funds	Waiver Description	Effective Date	Expiration Date
AIM Gold & Precious Metals Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	6/30/2008
0.75% of the first $250M 0.74% of the next $250M 0.73% of the next $500M 0.72% of the next $1.5B 0.71% of the next $2.5B 0.70% of the next $2.5B 0.69% of the next $2.5B 0.68% of the excess over $10B

AIM Utilities Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	6/30/2008
0.75% of the first $250M 0.74% of the next $250M 0.73% of the next $500M 0.72% of the next $1.5B 0.71% of the next $2.5B 0.70% of the next $2.5B 0.69% of the next $2.5B 0.68% of the excess over $10B

AIM Stock Funds	Waiver Description	Effective Date	Expiration Date
AIM S&P 500 Index Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	6/30/2008
0.25% of the first $250M 0.24% of the next $250M 0.23% of the next $500M 0.22% of the next $1.5B 0.21% of the next $2.5B 0.20% of the next $2.5B 0.19% of the next $2.5B 0.18% of the excess over $10B

AIM Treasurer’s Series Trust	Waiver Description	Effective Date	Expiration Date
Premier Portfolio	AIM will waive advisory fees in the amount of 0.08% of the Fund’s average daily net assets	2/25/2005	6/30/2008

Premier U.S. Government Money Portfolio	AIM will waive advisory fees in the amount of 0.08% of the Fund’s average daily net assets	2/25/2005	6/30/2008

AIM Variable Insurance Funds	Waiver Description	Effective Date	Expiration Date
AIM V. I. Basic Balanced Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	12/31/2009
0.62% of the first $150M 0.50% of the next $4.85B 0.475% of the next $5B 0.45% of the excess over $10B

AIM V. I. Capital Appreciation Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	5/1/2006	12/31/2009
0.695% of the first $250M 0.625% of the next $750M 0.62% of the next $1.5B 0.595% of the next $2.5B 0.57% of the next $2.5B 0.545% of the next $2.5B 0.52% of the excess over $10B

AIM Variable Insurance Funds	Waiver Description	Effective Date	Expiration Date
AIM V. I. Capital Development Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	4/30/2009

0.745% of the first $250M
0.73% of the next $250M
0.715% of the next $500M
0.70% of the next $1.5B
0.685% of the next $2.5B
0.67% of the next $2.5B
0.655% of the next $2.5B
0.64% of the excess over $10B

AIM V. I. Core Equity Fund	AIM will waive advisory fees to the extent necessary so that advisory fees AIM receives do not exceed the annualized rates listed below.	1/1/2005	12/31/2009

0.695% of the first $250M
0.67% of the next $250M
0.645% of the next $500M
0.62% of the next $1.5B
0.595% of the next $2.5B
0.57% of the next $2.5B
0.545% of the next $2.5B
0.52% of the excess over $10B